UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 24, 2010
CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-29187-87 (Commission File Number)	76-0415919 (I.R.S. Employer Identification No.)

1000 Louisiana Street
Suite 1500
Houston, Texas (Address of principal executive offices)	77002 (Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     The previously announced tender offer by Carrizo Oil & Gas, Inc. (“Carrizo”) for up to $300 million aggregate principal amount of its outstanding Convertible Senior Notes (the “Convertible Senior Notes”) expired at 5:00 p.m., New York City time, on November 23, 2010 (the “Expiration Date”). Carrizo has accepted for purchase $300,000,000 aggregate principal amount of Convertible Senior Notes that were validly tendered and not withdrawn as of the Expiration Date for an aggregate consideration of approximately $306,307,292, including accrued and unpaid interest on the Convertible Senior Notes. Because the tender offer was oversubscribed, the aggregate principal amount of Convertible Senior Notes that Carrizo purchased from each tendering noteholder was prorated. Carrizo has been informed by Wells Fargo Bank, National Association, the depositary for the tender offer, that the proration factor is approximately 83.4%. In accordance with the terms of the tender offer, the depositary will promptly issue payment for the Convertible Senior Notes accepted for purchase and will return all other Convertible Senior Notes tendered.
     On November 24, 2010, Carrizo issued a press release announcing the results of the tender offer. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 24, 2010 announcing the results of the tender offer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
	Name:	Paul F. Boling
	Title:	Vice President and Chief Financial Officer

Date: November 24, 2010

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated November 24, 2010 announcing the results of the tender offer.